Exhibit 99.1

FOR IMMEDIATE RELEASE

ALLERGAN BOARD OF DIRECTORS ISSUES STATEMENT

Irvine, Calif., (September 29, 2014) — The Board of Directors of Allergan, Inc. (NYSE: AGN) (“Allergan” or the “Company”) today issued the following statement:

There has recently been significant and potentially distracting market speculation regarding Allergan, so, as the Company’s Board of Directors, we think it is important to reiterate our unanimous perspective. Our conclusion that Valeant’s offer is grossly inadequate and substantially undervalues Allergan remains unchanged. We continue to believe strongly that Valeant’s offer does not appropriately reflect the underlying value of Allergan’s assets, operations and prospects, including Allergan’s industry-leading franchises of global scale and its projected growth opportunities.

To that point, we note that since Valeant Pharmaceuticals International, Inc. (“Valeant”) first made its unsolicited proposal to acquire Allergan on April 22, 2014, Allergan’s already leading growth trajectory has been accelerated through:

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Operational excellence, with Allergan demonstrating a continuation of the significant momentum in its businesses that began in early 2013, driven by strong double digit sales growth and numerous regulatory approvals around the world;

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Outstanding sales growth in the second quarter of 2014, with significant contributions from nearly all of Allergan’s businesses and major products, translating into the greatest increase in absolute dollar sales during any quarter in the Company’s 64 year history;

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Exceeding and raising guidance, with Allergan again delivering sales and earnings per share (EPS) growth above the high end of expectations, continuing the Company’s longstanding and consistent track record of delivering superior results; and

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A restructuring and value creation plan that will significantly reduce costs by approximately $475 million annually relative to Allergan’s prior strategic plan, while preserving the strength of the Company’s R&D pipeline and its ability to deliver double digit sales growth during the next five years. Over the same five year period, Allergan expects to generate compounded annual adjusted EPS growth of more than 20 percent, which translates into $10.00 per share of adjusted EPS in 2016. Importantly, Allergan’s strategic plan will also generate considerable free cash flow of approximately $18 billion during the period, which provides significant upside to current EPS targets.

As a Board, we have a longstanding track record of consistently acting in the best interests of Allergan’s stockholders by delivering superior performance as prudent stewards of capital. Thus,

while we will not comment on market rumors or speculation, we remain focused on our shared commitment to enhancing stockholder value.

Goldman, Sachs & Co. and BofA Merrill Lynch are serving as financial advisors to the Company and Latham & Watkins, Richards, Layton & Finger, P.A. and Wachtell, Lipton, Rosen & Katz are serving as legal counsel to the Company.

About Allergan

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 11,700 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics, and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and customers who rely on our products and the employees and communities in which we live and work. For more information regarding Allergan, go to: www.allergan.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding Allergan’s earnings per share, strategic plan, and business performance. These forward-looking statements are made as of the date they were first issued and are based on current expectations as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Allergan’s control. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information concerning these and other risks can be found in press releases issued by Allergan, as well as Allergan’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 1-714-246-4636.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC that has been mailed to stockholders of the Company. In addition, the Company intends to file a proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of the Company. INVESTORS AND STOCKHOLDERS OF ALLERGAN ARE ENCOURAGED TO READ THESE AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents as they become available and any other documents filed with the SEC by the Company at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at www.allergan.com. Copies of these materials may also be requested from Allergan’s information agent, Innisfree M&A Incorporated, toll-free at 877-800-5187. The Company, its directors and certain of its officers and employees are participants in solicitations of Company stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014, as supplemented by the proxy information filed with the SEC on April 22, 2014. Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 5, 2014. To the extent holdings of the Company’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Allergan Contacts

Bonnie Jacobs, Allergan (714) 246-5134

Joele Frank, Dan Katcher, and Scott Bisang, Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449